Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(NASDAQ: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	April 14, 2016

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FIRST QUARTER 2016

Highlights

•                  Net Earnings of $90.5 Million, or $0.74 Per Diluted Share

•                  New Loan and Lease Production of $842.1 Million for the Quarter

•                  Core Deposits Increased $399 Million during the Quarter and Represented 71% of Total Deposits

•                  Core Tax Equivalent Net Interest Margin of 5.10%

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the first quarter of 2016 of $90.5 million, or $0.74 per diluted share, compared to net earnings for the fourth quarter of 2015 of $71.8 million, or $0.60 per diluted share.  The $0.14 increase in diluted earnings per share was due mostly to higher accretion on acquired loans and leases ($0.06 per share), higher noninterest income from higher gain on securities and lower dividends and gains on equity investments ($0.02 per share), and lower acquisition, integration and reorganization costs ($0.09 per share), and a higher provision for credit losses ($0.03 per share) as compared to the fourth quarter of 2015.

Matt Wagner, President and CEO, commented, “We continued to deliver outstanding performance in the first quarter and demonstrate our earning power despite competitive and market challenges. Our strong first quarter results produced a return on assets of 1.72%, a return on tangible equity of 16.45% and a quarter over quarter 23% increase in diluted earnings per share. We are also pleased with the continued transformation of our deposit portfolio as core deposits were 71% of total deposits compared to 52% a year ago. With flat net loan growth for the first quarter due to the sale of Pacific Western Equipment Finance unit leases, we expect mid to upper single digit loan growth for the year.”

Patrick Rusnak, Executive Vice President and CFO stated, “Our first quarter core tax equivalent net interest margin (NIM) remained steady at 5.10% and the NIM excluding all purchase accounting items increased 5 basis points to 4.93%. The first quarter NIM was helped by the combination of the 25 basis point rate hike in December and higher-yielding assets were a higher percentage of average interest-earning assets.”

Mr. Rusnak continued, “We continue to control operating expenses as shown by our efficiency ratio, which declined to 38.5% in the first quarter. We are pleased with our solid start to 2016 and believe our talented teams will continue to deliver strong results.”

Mr. Wagner continued, “Now that we have completed the integration of the Square 1 Bank employees and business units, we are focused on two important corporate initiatives for 2016. We will be converting our core processing systems beginning in the second quarter. Also, later this year, we will submit our first DFAST capital stress test to our regulators.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended
	March 31,	December 31,
	2016	2015	Change
	(Dollars in thousands, except per share data)
Financial Highlights:
Net Earnings	$90,456	$71,841	$18,615
Diluted Earnings Per Share	$0.74	$0.60	$0.14
Return on Average Assets	1.72%	1.37%	0.35
Return on Average Tangible Equity (1)	16.45%	13.14%	3.31

Net Interest Margin (tax equivalent)	5.53%	5.22%	0.31
Core Net Interest Margin (tax equivalent) (1)	5.10%	5.10%	—
Efficiency Ratio	38.5%	39.3%	(0.8)

Total Assets	$21,031,009	$21,288,490	$(257,481)
Loans and Leases, Net of Deferred Fees	$14,483,517	$14,478,254	$5,263
Total Deposits	$15,441,375	$15,666,182	$(224,807)

Noninterest-Bearing Deposits as Percentage of Total Deposits	40%	39%	1
Core Deposits as Percentage of Total Deposits	71%	67%	4
Tangible Common Equity Ratio (1)	11.87%	11.38%	0.49
Tangible Book Value Per Share (1)	$18.33	$17.86	$0.47

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income increased by $15.4 million to $244.6 million for the first quarter of 2016 compared to $229.2 million for the fourth quarter of 2015 due to higher accretion on acquired loans and a higher average loan and lease balance offset by a lower average investment securities balance. Total accretion on acquired loans was $27.9 million in the first quarter of 2016 (77 basis points on the loan and lease yield) compared to $16.1 million in the fourth quarter of 2015 (46 basis points on the loan and lease yield). The increase in accretion was due primarily to higher accelerated accretion from payoffs on acquired loans, including $12.1 million from the payoff of a nonaccrual purchased credit impaired (“PCI”) loan. The loan and lease yield for the first quarter of 2016 was 6.57% compared to 6.21% for the fourth quarter of 2015.  The increase in the loan and lease yield was due to the higher accretion on acquired loans offset by the yield on new originations being lower than the current portfolio yield. Excluding accelerated accretion, the core loan and lease yield was 6.03% in the first quarter compared to 6.05% in the fourth quarter.

The tax equivalent net interest margin (“NIM”) for the first quarter of 2016 was 5.53% compared to 5.22% for the fourth quarter of 2015.  The increase in the NIM was due to higher accretion on acquired loans and a higher percentage of average higher-yielding assets in the mix. Accretion on acquired loans contributed 62 basis points to the NIM in the first quarter of 2016 and 36 basis points to the NIM in the fourth quarter of 2015. Excluding accelerated accretion, the core NIM was 5.10% for both the first and fourth quarters.

The cost of total deposits decreased to 0.23% in the first quarter of 2016 from 0.24% in the fourth quarter of 2015 due to the increased average balance of noninterest-bearing deposits and a lower level of higher-cost time deposits.

The tax equivalent NIM and loan and lease yield are impacted by volatility in accelerated accretion of acquisition discounts due to the prepayment of acquired loans and leases. The effects of this item are shown in the following table for the periods indicated:

	Three Months Ended		Three Months Ended
	March 31, 2016		December 31, 2015
		Loan and		Loan and
	NIM	Lease Yield	NIM	Lease Yield
Reported	5.53%	6.57%	5.22%	6.21%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(0.43)%	(0.54)%	(0.12)%	(0.16)%
Core	5.10%	6.03%	5.10%	6.05%

The impact on the tax equivalent net interest income and NIM from all purchase accounting items is set forth in the table below for the periods indicated:

	Three Months Ended		Three Months Ended
	March 31, 2016		December 31, 2015
		Impact on		Impact on
	Amount	NIM	Amount	NIM
	(Dollars in thousands)

Net interest income/NIM	$249,610	5.53%	$233,959	5.22%
Less: Accelerated accretion of acquisition discounts from early payoffs of acquired loans	(19,465)	(0.43)%	(5,511)	(0.12)%
Remaining accretion of Non-PCI loan acquisition discounts	(8,403)	(0.19)%	(10,553)	(0.24)%
Total accretion of loan acquisition discounts	(27,868)	(0.62)%	(16,064)	(0.36)%
Amortization of TruPS discount	1,395	0.03%	1,397	0.03%
Accretion of time deposits premium	(270)	(0.01)%	(384)	(0.01)%
	(26,743)	(0.60)%	(15,051)	(0.34)%
Net interest income/NIM - excluding purchase accounting	$222,867	4.93%	$218,908	4.88%

Noninterest Income

Noninterest income increased by $6.5 million to $34.5 million for the first quarter of 2016 compared to $28.1 million for the fourth quarter of 2015 due mostly to higher gains on sales of securities of $8.1 million and lower FDIC loss sharing expense of $1.9 million, offset by lower dividends and gains on equity investments of $4.6 million. The gain on securities resulted from the sale of $335 million of securities in the first quarter due to ongoing portfolio management activities. The lower FDIC loss sharing expense is due to a fewer number and decreased balance of covered assets combined with fewer asset resolutions this quarter compared to the previous quarter. Dividends and gains from equity investments decreased as this item fluctuates from period to period based upon dividends received and number of sales of equity investments. Other income in the first quarter included a loan syndication fee ($0.9 million), a death benefit received on a BOLI policy ($0.6 million) and a loss on the sale of the Pacific Western Equipment Finance (“PWEF”) leasing unit ($0.7 million); there are no similar items in the other periods presented.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Income	2016	2015	(Decrease)
	(In thousands)

Service charges on deposit accounts	$3,856	$3,901	$(45)
Other commissions and fees	11,489	12,691	(1,202)
Leased equipment income	8,244	7,791	453
Gain on sale of loans and leases	245	183	62
Gain on securities	8,110	—	8,110
FDIC loss sharing expense, net	(2,415)	(4,291)	1,876
Other income:
Dividends and realized gains on equity investments	246	4,886	(4,640)
Foreign currency translation net gains (losses)	606	(661)	1,267
Income recognized on early repayment of leases	922	802	120
Other	3,236	2,756	480
Total noninterest income	$34,539	$28,058	$6,481

Noninterest Expense

Noninterest expense decreased by $11.6 million to $110.7 million for the first quarter of 2016 compared to $122.3 million for the fourth quarter of 2015.  The decrease was due mostly to lower acquisition, integration and reorganization costs of $17.4 million offset by lower foreclosed assets income and higher compensation expense. Foreclosed assets income is lower by $2.6 million due to lower gains on foreclosed asset sales compared to the prior quarter. Compensation expense increased $2.1 million due to higher payroll taxes from the timing of the annual employment tax cycle and higher stock-based compensation due to awards granted in the first quarter offset partially by lower commission and incentive expense.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	March 31,	December 31,	Increase
Noninterest Expense	2016	2015	(Decrease)
	(In thousands)

Compensation	$61,065	$58,992	$2,073
Occupancy	12,632	12,194	438
Data processing	5,904	5,585	319
Other professional services	3,572	3,811	(239)
Insurance and assessments	4,965	5,450	(485)
Intangible asset amortization	4,746	4,910	(164)
Leased equipment depreciation	5,024	4,235	789
Foreclosed assets (income) expense, net	(561)	(3,185)	2,624
Acquisition, integration and reorganization costs	200	17,600	(17,400)
Other expense:
Loan expense	2,155	2,745	(590)
Other	10,986	9,927	1,059
Total noninterest expense	$110,688	$122,264	$(11,576)

Income Taxes

Our overall effective income tax rate was 39.0% in the first quarter of 2016 and 40.7% for the fourth quarter of 2015.  The first quarter effective tax rate approximates the expected effective tax rate for calendar year 2016.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Average total loans and leases for the first quarter of 2016 increased by $440 million compared to the fourth quarter while period-end total loans and leases increased by $5.3 million in the first quarter to $14.5 billion at March 31, 2016.  The loan and lease production of $842 million was largely offset by repayment activity and the sale of the PWEF leases.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	March 31,	December 31,
Loan and Lease Roll Forward (1)	2016	2015
	(In thousands)

Beginning balance	$14,478,254	$12,452,205
New production	842,064	1,403,611
Existing loans and leases:
Principal repayments, net (2)	(665,281)	(910,445)
Loan and lease sales (3)	(26,657)	(19,610)
Transfers to foreclosed assets	(129)	—
Charge-offs	(5,536)	(1,227)
Sale of PWEF	(139,198)	—
Loans acquired through Square 1 acquisition	—	1,553,720
Ending balance	$14,483,517	$14,478,254

Weighted average yields on new production	5.29%	5.29%

(1) Includes direct financing leases but excludes equipment leased to others under operating leases.

(2) Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws), loan participation sales and other changes within the loan portfolio.

(3) Includes $15.1 million of PWEF leases sold to third parties during the three months ended March 31, 2016.

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
Loan and Lease Portfolio	2016	2015	2015
	(In thousands)
Real estate mortgage:
Commercial	$4,640,419	$4,642,088	$4,851,038
Residential	1,149,998	1,211,209	959,364
Total real estate mortgage	5,790,417	5,853,297	5,810,402
Real estate construction and land:
Commercial	308,192	349,436	212,738
Residential	269,965	184,382	122,338
Total real estate construction and land	578,157	533,818	335,076
Total real estate loans	6,368,574	6,387,115	6,145,478
Commercial:
Cash flow	3,173,424	3,073,965	3,004,304
Asset-based	2,589,598	2,547,665	2,114,411
Venture capital	1,507,788	1,458,013	—
Equipment finance	733,228	890,349	914,015
Total commercial	8,004,038	7,969,992	6,032,730
Consumer	110,905	121,147	93,958
Total loans and leases, net of deferred fees	$14,483,517	$14,478,254	$12,272,166

Total unfunded loan commitments	$3,812,554	$3,580,655	$2,122,748

Loan growth in the first quarter came primarily from the cash flow, construction and venture capital portfolios. These same portfolios also accounted for most of the growth in our unfunded commitments during the quarter.

Credit Exposure Affected by Low Oil Prices

At March 31, 2016, PacWest had 19 outstanding loan and lease relationships totaling $127.7 million to borrowers involved in the oil and gas services industry, down from $137.3 million at December 31, 2015.  The collateral for this credit exposure includes primarily equipment, such as drilling equipment and transportation vehicles.  The reserves related to this credit exposure total approximately 15%. At March 31, 2016, three relationships totaling $45.5 million were on nonaccrual status and were classified, down from $47.1 million at December 31, 2015.   The largest of these relationships had an aggregate outstanding balance of $39.9 million at March 31, 2016.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	March 31,	December 31,	March 31,
Deposit Category	2016	2015	2015
	(Dollars in thousands)

Noninterest-bearing demand deposits	$6,139,963	$6,171,455	$3,029,463
Interest checking deposits	921,189	874,349	739,073
Money market deposits	3,144,843	2,782,974	1,682,123
Savings deposits	764,323	742,795	746,741
Total core deposits	10,970,318	10,571,573	6,197,400
Brokered non-maturity deposits	985,784	942,253	155,976
Total non-maturity deposits	11,956,102	11,513,826	6,353,376
Time deposits under $100,000	1,357,598	1,656,227	2,562,078
Time deposits of $100,000 and over	2,127,675	2,496,129	3,018,721
Total time deposits	3,485,273	4,152,356	5,580,799
Total deposits	$15,441,375	$15,666,182	$11,934,175

Noninterest-bearing demand deposits as percentage of total deposits	40%	39%	26%
Core deposits as percentage of total deposits	71%	67%	52%

At March 31, 2016, core deposits totaled $11.0 billion, or 71% of total deposits, including $6.1 billion of noninterest-bearing demand deposits, or 40% of total deposits.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients, including investments managed by Square 1 Asset Management, Inc. (“S1AM”) our registered investment advisor subsidiary and third-party sweep products.  Total client investment funds at March 31, 2016 were $1.6 billion, of which $1.3 billion was managed by S1AM.  Approximately $184 million of client investment funds were shifted into on-balance sheet deposit products during the first quarter of 2016.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

A provision for credit losses of $20.1 million was recorded in the first quarter of 2016 compared to $13.8 million in the fourth quarter of 2015.  The first quarter provision related almost entirely to Non-PCI loans and leases and increased due in part to additions to our oil and gas portfolio reserves. The allowance for Non-PCI credit losses to Non-PCI loans and leases coverage ratio increased to 0.96% at March 31, 2016 from 0.85% at December 31, 2015.

The following tables show roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended March 31, 2016
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$105,534	$16,734	$122,268	$9,577	$131,845
Charge-offs	(5,373)	—	(5,373)	(163)	(5,536)
Recoveries	1,481	—	1,481	—	1,481
Net charge-offs	(3,892)	—	(3,892)	(163)	(4,055)
Provision	19,165	835	20,000	140	20,140
Ending balance	$120,807	$17,569	$138,376	$9,554	$147,930

	Three Months Ended December 31, 2015
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning balance	$92,316	$8,374	$100,690	$10,955	$111,645
Fair value of acquired reserve for unfunded commitments	—	4,746	4,746	—	4,746
Charge-offs	(1,153)	—	(1,153)	(74)	(1,227)
Recoveries	2,871	—	2,871	38	2,909
Net recoveries	1,718	—	1,718	(36)	1,682
Provision (negative provision)	11,500	3,614	15,114	(1,342)	13,772
Ending balance	$105,534	$16,734	$122,268	$9,577	$131,845

All acquired loans are recorded initially at their estimated fair value including an estimate of credit losses. The table below presents two alternative views of credit risk coverage ratios for Non-PCI loans reflecting adjustments for acquired loans and associated purchase accounting discounts:

	March 31, 2016				December 31, 2015
	Non-PCI				Non-PCI
	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
Credit Risk Coverage Ratios	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$14,365,915	$138,376		0.96%	$14,339,070	$122,268		0.85%
Acquired loans	(5,468,875)	(34,231	)(1)		(6,030,921)	(19,127	)(1)
Adjusted balance	$8,897,040	$104,145		1.17%	$8,308,149	$103,141		1.24%

Ending balance	$14,365,915	$138,376		0.96%	$14,339,070	$122,268		0.85%
Unamortized net discount	78,761	78,761	(2)		92,192	92,192	(2)
Adjusted balance	$14,444,676	$217,137		1.50%	$14,431,262	$214,460		1.49%

(1)  Allowance attributed to $5.5 billion and $6.0 billion of acquired Non-PCI loans at March 31, 2016 and December 31, 2015, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)  Unamortized net discount relates to $5.5 billion and $6.0 billion of acquired Non-PCI loans at March 31, 2016 and December 31, 2015, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, interest rate risk and credit risk and is being accreted to interest income over the remaining life of the respective loans using the interest method.  Use of the interest method results in steadily declining amounts being taken into income in each reporting period.  The remaining discount of $78.8 million at  March 31, 2016, is expected to be substantially accreted to income by the end of 2018.

Non-PCI loans and leases at March 31, 2016 included $8.9 billion of originated loans and leases that were not obtained through acquisitions. The related allowance for loan and lease losses totaled $90.5 million, or 1.02% of the outstanding balance.

CREDIT QUALITY

The following table presents Non-PCI loan and lease credit quality metrics as of the dates indicated:

	March 31,	December 31,
Non-PCI Credit Quality Metrics	2016	2015
	(Dollars in thousands)

Nonaccrual loans and leases (1)	$130,418	$129,019
Classified loans and leases	384,698	391,754
Performing restructured loans	66,829	40,182
Allowance for credit losses	138,376	122,268
Net charge-offs (recoveries) (for the quarter)	3,892	(1,718)
Provision for credit losses (for the quarter)	20,000	15,114
Allowance for credit losses to loans and leases	0.96%	0.85%
Allowance for credit losses to nonaccrual loans and leases (1)	106.1%	94.8%
Nonaccrual loans and leases to loans and leases	0.91%	0.90%
Nonperforming assets to loans and leases and foreclosed assets	1.05%	1.06%
Classified loans and leases to loans and leases	2.68%	2.73%

(1) The March 31, 2016 and December 31, 2015 amounts include $16.2 million and $85.2 million of acquired loans and leases with no allowance due to the effects of fair value accounting.

The following table presents Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Non-PCI Nonaccrual Loans and Leases				Non-PCI Accruing and
	March 31, 2016		December 31, 2015		30-89 Days Past Due
		% of		% of	March 31,	December 31,
		Loan		Loan	2016	2015
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$30,357	0.7%	$52,363	1.2%	$4,968	$1,498
Residential	5,807	0.5%	4,914	0.4%	730	3,174
Total real estate mortgage	36,164	0.6%	57,277	1.0%	5,698	4,672
Real estate construction and land:
Commercial	—	—	—	—	—	—
Residential	370	0.1%	372	0.2%	—	—
Total real estate construction and land	370	0.1%	372	0.1%	—	—
Commercial:
Cash flow	39,665	1.3%	15,800	0.5%	639	1,118
Asset-based	2,046	0.1%	2,505	0.1%	—	1
Venture capital	—	—	124	—	9,554	250
Equipment finance (1)	51,247	7.0%	51,410	5.8%	1,870	360
Total commercial	92,958	1.2%	69,839	0.9%	12,063	1,729
Consumer	926	0.8%	1,531	1.3%	30	628
Total Non-PCI loans and leases	$130,418	0.9%	$129,019	0.9%	$17,791	$7,029

(1)         Includes nonaccrual leases and loans to companies involved in the oil and gas industries of $45.5 million and $47.1 million at March 31, 2016 and December 31, 2015, respectively.

The following table presents nonperforming assets as of the dates indicated:

	March 31,	December 31,
Nonperforming Assets	2016	2015
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$130,418	$129,019
Nonaccrual PCI Loans (1)	3,241	4,596
Total nonaccrual loans and leases	133,659	133,615
Non-PCI accruing loan contractually past due 90 days or more	2,538	700
Foreclosed assets, net	18,310	22,120
Total nonperforming assets	$154,507	$156,435

Nonaccrual loans and leases to loans and leases	0.92%	0.92%
Nonperforming assets to loans and leases and foreclosed assets	1.06%	1.08%

(1) Represents legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with $21 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). The Bank has 80 full-service branches located throughout the state of California and one branch in Durham, North Carolina. Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, and comprehensive deposit and treasury management services to small and medium-sized businesses.  Pacific Western offers additional products and services under the brands of its business groups, CapitalSource and Square 1 Bank. CapitalSource provides cash flow, asset-based, equipment and real estate loans and treasury management services to established middle market businesses on a national basis.  Square 1 Bank offers a comprehensive suite of financial services focused on entrepreneurial businesses and their venture capital and private equity investors, with offices located in key innovation hubs across the United States. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our loan and lease portfolio growth, profitability, and effective tax rates. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  credit quality deterioration or pronounced and sustained reduction in market values or other economic factors which adversely affect our borrowers’ ability to repay loans and leases;

•                  higher than anticipated delinquencies, charge-offs, and loan losses;

•                  compression of spreads on newly originated loans and leases;

•                  the impact of asset/liability repricing risk and liquidity risk on net interest margin and the value of investments;

•                  higher than anticipated increases in operating expenses;

•                  increased costs to manage and sell foreclosed assets;

•                  reduced demand for our services due to strategic or regulatory reasons;

•                  our inability to grow deposits or access wholesale funding sources;

•                  legislative or regulatory requirements or changes could negatively impact our business including an increase to capital requirements;

•                  loan repayments higher than expected;

•                  changes in tax laws or regulations affecting our business;

•                  our inability to generate sufficient earnings;

•                  tax planning or disallowance of tax benefits by tax authorities;

•                  changes in tax filing jurisdictions or entity classifications; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31,	December 31,	March 31,
	2016	2015	2015
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$161,977	$161,020	$140,873
Interest-earning deposits in financial institutions	357,541	235,466	250,981
Total cash and cash equivalents	519,518	396,486	391,854

Securities available-for-sale, at estimated fair value	3,240,586	3,559,437	1,595,409
Federal Home Loan Bank stock, at cost	17,250	19,710	28,905
Total investment securities	3,257,836	3,579,147	1,624,314

Non-PCI loans and leases	14,365,915	14,339,070	12,047,946
PCI loans	176,607	189,095	254,346
Total gross loans and leases	14,542,522	14,528,165	12,302,292
Deferred fees and costs	(59,005)	(49,911)	(30,126)
Total loans and leases, net of deferred fees	14,483,517	14,478,254	12,272,166
Allowance for loan and lease losses	(130,361)	(115,111)	(92,378)
Total loans and leases, net	14,353,156	14,363,143	12,179,788

Equipment leased to others under operating leases	205,163	197,452	119,959
Premises and equipment, net	39,713	39,197	36,022
Foreclosed assets, net	18,310	22,120	35,940
Deferred tax asset, net	91,126	126,389	236,065
Goodwill	2,175,791	2,176,291	1,728,380
Core deposit and customer relationship intangibles, net	48,137	53,220	15,703
Other assets	322,259	335,045	275,915
Total assets	$21,031,009	$21,288,490	$16,643,940

LIABILITIES:
Noninterest-bearing deposits	$6,139,963	$6,171,455	$3,029,463
Interest-bearing deposits	9,301,412	9,494,727	8,904,712
Total deposits	15,441,375	15,666,182	11,934,175
Borrowings	551,401	621,914	618,156
Subordinated debentures	438,723	436,000	431,448
Accrued interest payable and other liabilities	142,918	166,703	126,800
Total liabilities	16,574,417	16,890,799	13,110,579
STOCKHOLDERS’ EQUITY (1)	4,456,592	4,397,691	3,533,361
Total liabilities and stockholders’ equity	$21,031,009	$21,288,490	$16,643,940

(1) Includes net unrealized gain on securities available-for-sale, net	$48,479	$27,828	$28,744

Book value per share	$36.60	$36.22	$34.29
Tangible book value per share	$18.33	$17.86	$17.36

Shares outstanding	121,771,252	121,413,727	103,044,257

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$236,375	$219,677	$202,097
Investment securities	22,547	23,648	12,195
Deposits in financial institutions	308	172	22
Total interest income	259,230	243,497	214,314

Interest expense:
Deposits	9,073	9,391	10,479
Borrowings	581	159	235
Subordinated debentures	4,982	4,748	4,525
Total interest expense	14,636	14,298	15,239

Net interest income	244,594	229,199	199,075
Provision for credit losses	20,140	13,772	16,434
Net interest income after provision for credit losses	224,454	215,427	182,641

Noninterest income:
Service charges on deposit accounts	3,856	3,901	2,574
Other commissions and fees	11,489	12,691	5,396
Leased equipment income	8,244	7,791	5,382
Gain on sale of loans and leases	245	183	—
Gain on securities	8,110	—	3,275
FDIC loss sharing expense, net	(2,415)	(4,291)	(4,399)
Other income	5,010	7,783	8,643
Total noninterest income	34,539	28,058	20,871

Noninterest expense:
Compensation	61,065	58,992	47,737
Occupancy	12,632	12,194	10,600
Data processing	5,904	5,585	4,308
Other professional services	3,572	3,811	3,221
Insurance and assessments	4,965	5,450	3,025
Intangible asset amortization	4,746	4,910	1,501
Leased equipment depreciation	5,024	4,235	3,103
Foreclosed assets (income) expense, net	(561)	(3,185)	336
Acquisition, integration and reorganization costs	200	17,600	2,000
Other expense	13,141	12,672	8,529
Total noninterest expense	110,688	122,264	84,360

Earnings before income taxes	148,305	121,221	119,152
Income tax expense	(57,849)	(49,380)	(46,073)
Net earnings	$90,456	$71,841	$73,079

Basic and diluted earnings per share	$0.74	$0.60	$0.71

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended
	March 31,	December 31,	March 31,
	2016	2015	2015
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$90,456	$71,841	$73,079
Less: earnings allocated to unvested restricted stock (1)	(1,067)	(690)	(819)
Net earnings allocated to common shares	$89,389	$71,151	$72,260

Weighted-average basic shares and unvested restricted stock outstanding	121,598	120,385	103,035
Less: weighted-average unvested restricted stock outstanding	(1,392)	(1,133)	(1,122)
Weighted-average basic shares outstanding	120,206	119,252	101,913

Basic earnings per share	$0.74	$0.60	$0.71

Diluted Earnings Per Share:
Net earnings allocated to common shares	$89,389	$71,151	$72,260

Weighted-average basic shares outstanding	120,206	119,252	101,913

Diluted earnings per share	$0.74	$0.60	$0.71

(1)         Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2016			December 31, 2015			March 31, 2015
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
				(Dollars in thousands)
Assets:
PCI loans	$167,626	$20,072	48.16%	$169,772	$6,345	14.83%	$260,648	$10,165	15.82%
Non-PCI loans and leases	14,303,539	216,303	6.08%	13,861,330	213,332	6.11%	11,795,034	191,932	6.60%
Total loans and leases	14,471,165	236,375	6.57%	14,031,102	219,677	6.21%	12,055,682	202,097	6.80%
Investment securities (1)	3,460,293	27,563	3.20%	3,492,124	28,408	3.23%	1,613,422	13,980	3.51%
Deposits in financial institutions	230,293	308	0.54%	254,308	172	0.27%	32,761	22	0.27%
Total interest-earning assets	18,161,751	264,246	5.85%	17,777,534	248,257	5.54%	13,701,865	216,099	6.40%
Other assets	3,036,843			3,047,714			2,594,775
Total assets	$21,198,594			$20,825,248			$16,296,640

Liabilities and Stockholders’ Equity:
Interest checking	$926,256	383	0.17%	$889,035	345	0.15%	$726,748	194	0.11%
Money market	3,848,753	2,415	0.25%	3,557,364	1,543	0.17%	1,836,094	945	0.21%
Savings	753,371	444	0.24%	747,054	445	0.24%	756,578	571	0.31%
Time	3,860,272	5,831	0.61%	4,439,940	7,058	0.63%	5,481,886	8,769	0.65%
Total interest-bearing deposits	9,388,652	9,073	0.39%	9,633,393	9,391	0.39%	8,801,306	10,479	0.48%
Borrowings	494,725	581	0.47%	206,236	159	0.31%	424,061	235	0.22%
Subordinated debentures	436,535	4,982	4.59%	435,293	4,748	4.33%	432,603	4,525	4.24%
Total interest-bearing liabilities	10,319,912	14,636	0.57%	10,274,922	14,298	0.55%	9,657,970	15,239	0.64%
Noninterest-bearing demand deposits	6,273,249			6,043,900			2,949,719
Other liabilities	166,831			160,264			155,608
Total liabilities	16,759,992			16,479,086			12,763,297
Stockholders’ equity	4,438,602			4,346,162			3,533,343
Total liabilities and stockholders’ equity	$21,198,594			$20,825,248			$16,296,640
Net interest income (2)		$249,610			$233,959			$200,860
Net interest spread (2)			5.28%			4.99%			5.76%
Net interest margin (2)			5.53%			5.22%			5.95%

Total deposits (3)	$15,661,901	$9,073	0.23%	$15,677,293	$9,391	0.24%	$11,751,025	$10,479	0.36%
Funding sources (4)	$16,593,161	$14,636	0.35%	$16,318,822	$14,298	0.35%	$12,607,689	$15,239	0.49%

(1) Includes tax equivalent adjustments of $5.0 million, $4.8 million, and $1.8 million for the three months ended March 31, 2016, December 31, 2015, and March 31, 2015 related to tax exempt income on municipal securities.  The federal statutory tax rate utilized was 35% for the periods.

(2) Tax equivalent.

(3) Total deposits is the sum of interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(4) Funding sources is the sum of interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$161,977	$161,020	$154,652	$207,598	$140,873
Interest-earning deposits in financial institutions	357,541	235,466	81,642	433,033	250,981
Total cash and cash equivalents	519,518	396,486	236,294	640,631	391,854

Securities available-for-sale	3,240,586	3,559,437	1,809,364	1,698,158	1,595,409
Federal Home Loan Bank stock	17,250	19,710	17,250	17,250	28,905
Total investment securities	3,257,836	3,579,147	1,826,614	1,715,408	1,624,314

Non-PCI loans and leases	14,365,915	14,339,070	12,300,057	11,846,314	12,047,946
PCI loans	176,607	189,095	193,340	222,691	254,346
Total gross loans and leases	14,542,522	14,528,165	12,493,397	12,069,005	12,302,292
Deferred fees and costs	(59,005)	(49,911)	(41,192)	(34,816)	(30,126)
Total loans and leases, net of deferred fees	14,483,517	14,478,254	12,452,205	12,034,189	12,272,166
Allowance for loan and lease losses	(130,361)	(115,111)	(103,271)	(99,375)	(92,378)
Total loans and leases, net	14,353,156	14,363,143	12,348,934	11,934,814	12,179,788

Equipment leased to others under operating leases	205,163	197,452	161,508	117,182	119,959
Premises and equipment, net	39,713	39,197	36,475	35,984	36,022
Foreclosed assets, net	18,310	22,120	33,216	31,668	35,940
Deferred tax asset, net	91,126	126,389	169,760	211,556	236,065
Goodwill	2,175,791	2,176,291	1,728,380	1,728,380	1,728,380
Core deposit and customer relationship intangibles, net	48,137	53,220	12,704	14,201	15,703
Other assets	322,259	335,045	260,220	267,196	275,915
Total assets	$21,031,009	$21,288,490	$16,814,105	$16,697,020	$16,643,940

LIABILITIES:
Noninterest-bearing deposits	$6,139,963	$6,171,455	$3,508,682	$3,396,688	$3,029,463
Interest-bearing deposits	9,301,412	9,494,727	8,607,081	9,185,128	8,904,712
Total deposits	15,441,375	15,666,182	12,115,763	12,581,816	11,934,175
Borrowings	551,401	621,914	552,497	2,751	618,156
Subordinated debentures	438,723	436,000	435,417	433,944	431,448
Accrued interest payable and other liabilities	142,918	166,703	128,724	127,019	126,800
Total liabilities	16,574,417	16,890,799	13,232,401	13,145,530	13,110,579
STOCKHOLDERS’ EQUITY (1)	4,456,592	4,397,691	3,581,704	3,551,490	3,533,361
Total liabilities and stockholders’ equity	$21,031,009	$21,288,490	$16,814,105	$16,697,020	$16,643,940

(1) Includes net unrealized gain on securities available-for-sale	$48,479	$27,828	$24,459	$16,255	$28,744

Book value per share	$36.60	$36.22	$34.76	$34.46	$34.29
Tangible book value per share	$18.33	$17.86	$17.86	$17.55	$17.36

Shares outstanding	121,771,252	121,413,727	103,053,694	103,051,989	103,044,257

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$236,375	$219,677	$193,539	$203,781	$202,097
Investment securities	22,547	23,648	13,955	14,570	12,195
Deposits in financial institutions	308	172	178	104	22
Total interest income	259,230	243,497	207,672	218,455	214,314

Interest expense:
Deposits	9,073	9,391	10,400	11,233	10,479
Borrowings	581	159	72	88	235
Subordinated debentures	4,982	4,748	4,680	4,582	4,525
Total interest expense	14,636	14,298	15,152	15,903	15,239

Net interest income	244,594	229,199	192,520	202,552	199,075
Provision for credit losses	20,140	13,772	8,746	6,529	16,434
Net interest income after provision for credit losses	224,454	215,427	183,774	196,023	182,641

Noninterest income:
Service charges on deposit accounts	3,856	3,901	2,601	2,612	2,574
Other commissions and fees	11,489	12,691	6,376	7,123	5,396
Leased equipment income	8,244	7,791	5,475	5,375	5,382
Gain on sale of loans and leases	245	183	27	163	—
Gain (loss) on securities	8,110	—	655	(186)	3,275
FDIC loss sharing expense, net	(2,415)	(4,291)	(4,449)	(5,107)	(4,399)
Other income	5,010	7,783	5,073	9,643	8,643
Total noninterest income	34,539	28,058	15,758	19,623	20,871

Noninterest expense:
Compensation	61,065	58,992	48,152	49,033	47,737
Occupancy	12,632	12,194	10,762	10,588	10,600
Data processing	5,904	5,585	4,322	4,402	4,308
Other professional services	3,572	3,811	3,396	3,332	3,221
Insurance and assessments	4,965	5,450	3,805	4,716	3,025
Intangible asset amortization	4,746	4,910	1,497	1,502	1,501
Leased equipment depreciation	5,024	4,235	3,162	3,103	3,103
Foreclosed assets (income) expense, net	(561)	(3,185)	4,521	(2,340)	336
Acquisition, integration and reorganization costs	200	17,600	747	900	2,000
Other expense	13,141	12,672	9,775	10,040	8,529
Total noninterest expense	110,688	122,264	90,139	85,276	84,360

Earnings before income taxes	148,305	121,221	109,393	130,370	119,152
Income tax expense	(57,849)	(49,380)	(39,777)	(45,287)	(46,073)
Net earnings	$90,456	$71,841	$69,616	$85,083	$73,079

Basic and diluted earnings per share	$0.74	$0.60	$0.68	$0.83	$0.71

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(Dollars in thousands)
Performance Ratios - GAAP:
Return on average assets (1)	1.72%	1.37%	1.65%	2.07%	1.82%
Return on average equity (1)	8.20%	6.56%	7.73%	9.62%	8.39%
Yield on average loans and leases	6.57%	6.21%	6.34%	6.75%	6.80%
Yield on average interest-earning assets (2)	5.85%	5.54%	5.88%	6.35%	6.40%
Cost of average total deposits	0.23%	0.24%	0.33%	0.37%	0.36%
Cost of average time deposits	0.61%	0.63%	0.66%	0.68%	0.65%
Cost of average interest-bearing liabilities	0.57%	0.55%	0.63%	0.66%	0.64%
Cost of average funding sources	0.35%	0.35%	0.46%	0.50%	0.49%
Net interest rate spread (2)	5.28%	4.99%	5.25%	5.69%	5.76%
Net interest margin (2)	5.53%	5.22%	5.46%	5.89%	5.95%
Noninterest expense as a percentage of average assets (1)	2.10%	2.33%	2.14%	2.08%	2.10%
Efficiency ratio	38.5%	39.3%	39.6%	38.0%	36.9%

Performance Ratios - Non-GAAP:
Return on average tangible equity (1)	16.45%	13.14%	15.09%	18.90%	16.50%
Core net interest margin (2)	5.10%	5.10%	5.19%	5.33%	5.44%

Average Balances:
Loans and leases	$14,471,165	$14,031,102	$12,112,881	$12,108,016	$12,055,682
Interest-earning assets	18,161,751	17,777,534	14,198,482	13,942,289	13,701,865
Total assets	21,198,594	20,825,248	16,690,177	16,463,311	16,296,640
Noninterest-bearing deposits	6,273,249	6,043,900	3,486,780	3,157,129	2,949,719
Interest-bearing deposits	9,388,652	9,633,393	8,993,681	9,107,937	8,801,306
Total deposits	15,661,901	15,677,293	12,480,461	12,265,066	11,751,025
Borrowings and subordinated debentures	931,260	641,529	504,591	513,820	856,664
Interest-bearing liabilities	10,319,912	10,274,922	9,498,272	9,621,757	9,657,970
Funding sources	16,593,161	16,318,822	12,985,052	12,778,886	12,607,689
Stockholders’ equity	4,438,602	4,346,162	3,572,765	3,548,748	3,533,343

(1) Annualized.

(2) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	0.96%	0.85%	0.82%	0.78%	0.72%
Allowance for credit losses to nonaccrual loans and leases	106%	95%	94%	71%	62%
Nonaccrual loans and leases to loans and leases	0.91%	0.90%	0.87%	1.11%	1.16%
Nonperforming assets to loans and leases and foreclosed assets	1.05%	1.06%	1.14%	1.37%	1.45%
Nonperforming assets to total assets	0.72%	0.71%	0.84%	0.98%	1.05%
Trailing twelve month net charge-offs to average loans and leases	0.10%	0.06%	0.04%	0.06%	0.07%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	11.58%	11.67%	12.04%	11.96%	11.74%
Common equity tier 1 capital ratio (1)	12.70%	12.58%	12.74%	12.87%	12.27%
Tier 1 capital ratio (1)	12.70%	12.60%	12.74%	12.87%	12.27%
Total capital ratio (1)	16.04%	15.65%	16.32%	16.53%	15.80%
Tangible common equity ratio (non-GAAP measure)	11.87%	11.38%	12.21%	12.10%	12.01%
Risk-weighted assets (1)	$17,226,658	$17,170,292	$14,038,839	$13,569,369	$13,776,106

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	11.10%	11.40%	11.56%	11.65%	11.53%
Common equity tier 1 capital ratio (1)	12.19%	12.03%	12.25%	12.55%	12.07%
Tier 1 capital ratio (1)	12.19%	12.03%	12.25%	12.55%	12.07%
Total capital ratio (1)	13.06%	12.80%	13.05%	13.35%	12.80%
Tangible common equity ratio (non-GAAP measure)	11.27%	10.80%	11.53%	11.46%	11.32%

(1) Capital information for March 31, 2016 is preliminary.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, and core net interest margin. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. We provide non-GAAP measures for return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share. Given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

Please refer to the following tables for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	Three Months Ended
	March 31,	December 31,	March 31,
Return on Average Tangible Equity	2016	2015	2015
	(Dollars in thousands)

Net earnings	$90,456	$71,841	$73,079

Average stockholders’ equity	$4,438,602	$4,346,162	$3,533,343
Less: Average intangible assets	2,227,520	2,177,631	1,737,441
Average tangible common equity	$2,211,082	$2,168,531	$1,795,902

Return on average equity (1)	8.20%	6.56%	8.39%
Return on average tangible equity (2)	16.45%	13.14%	16.50%

(1) Annualized net earnings divided by average stockholders’ equity.

(2) Annualized net earnings divided by average tangible common equity.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

	March 31,	December 31,	September 30,	June 30,	March 31,
Tangible Common Equity Ratio	2016	2015	2015	2015	2015
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$4,456,592	$4,397,691	$3,581,704	$3,551,490	$3,533,361
Less: Intangible assets	2,223,928	2,229,511	1,741,084	1,742,581	1,744,083
Tangible common equity	$2,232,664	$2,168,180	$1,840,620	$1,808,909	$1,789,278

Total assets	$21,031,009	$21,288,490	$16,814,105	$16,697,020	$16,643,940
Less: Intangible assets	2,223,928	2,229,511	1,741,084	1,742,581	1,744,083
Tangible assets	$18,807,081	$19,058,979	$15,073,021	$14,954,439	$14,899,857

Equity to assets ratio	21.19%	20.66%	21.30%	21.27%	21.23%
Tangible common equity ratio (1)	11.87%	11.38%	12.21%	12.10%	12.01%

Book value per share	$36.60	$36.22	$34.76	$34.46	$34.29
Tangible book value per share (2)	$18.33	$17.86	$17.86	$17.55	$17.36
Shares outstanding	121,771,252	121,413,727	103,053,694	103,051,989	103,044,257

Pacific Western Bank:
Stockholders’ equity	$4,331,841	$4,276,279	$3,466,817	$3,440,715	$3,410,276
Less: Intangible assets	2,223,928	2,229,511	1,741,084	1,742,581	1,744,083
Tangible common equity	$2,107,913	$2,046,768	$1,725,733	$1,698,134	$1,666,193

Total assets	$20,928,105	$21,180,689	$16,707,072	$16,555,610	$16,458,591
Less: Intangible assets	2,223,928	2,229,511	1,741,084	1,742,581	1,744,083
Tangible assets	$18,704,177	$18,951,178	$14,965,988	$14,813,029	$14,714,508

Equity to assets ratio	20.70%	20.19%	20.75%	20.78%	20.72%
Tangible common equity ratio	11.27%	10.80%	11.53%	11.46%	11.32%

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by shares outstanding.